Exhibit 99.1

NEWS RELEASE

Contact: Donald P. Hileman
President and CEO
(419) 782-5104
dhileman@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES 2016

SECOND QUARTER EARNINGS

•	Diluted earnings per share of $0.80 for 2016 second quarter up, from $0.70 in the 2015 second quarter
•	Net income of $7.3 million for 2016 second quarter up, from $6.6 million in the 2015 second quarter
•	Return on average assets of 1.22% for the 2016 second quarter, up from 1.19% in the 2015 second quarter
•	Net interest margin of 3.71% for the 2016 second quarter, compared to 3.81% in the 2015 second quarter
•	Loan growth of $36.4 million during 2016 second quarter
•	Deposit growth of $49.1 million during 2016 second quarter
•	Non-performing assets down 21% from 2015 second quarter

DEFIANCE, OHIO (July 18, 2016) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today that net income for the second quarter ended June 30, 2016 totaled $7.3 million, or $0.80 per diluted common share, compared to $6.6 million or $0.70 per diluted common share for the quarter ended June 30, 2015.

“Our very strong financial performance results for the second quarter reflect our continued success in growing profitably,” said Donald P. Hileman, President and Chief Executive Officer of First Defiance Financial Corp. “At quarter-end, our total assets exceeded $2.4 billion, up 9.7% from a year ago; and second quarter diluted earnings per share grew to $0.80, a 14.3% increase over second quarter last year.”

Net Interest Income up Compared to Second Quarter 2015

Net interest income of $19.4 million in the second quarter of 2016 was up from $18.4 million in the second quarter of 2015. Net interest margin was 3.71% for the second quarter of 2016, down from 3.80% in the first quarter of 2016, and down from 3.81% in the second quarter of 2015. Yield on interest earning assets decreased by 5 basis points, to 4.10% in the second quarter of 2016 from 4.15% in the second quarter of 2015. The cost of interest-bearing liabilities increased by 7 basis points in the second quarter of 2016 to 0.51% from 0.44% in the second quarter of 2015.

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“Our healthy growth momentum continued in the second quarter. Loan growth was $36.4 million as steady loan demand persisted across our market area, and deposit growth of $49.1 million was generated by our relationship sales and service model,” said Hileman. “This combination kept our balance sheet and net interest margin strong resulting in net interest income rising $1.0 million, or 5.6% over the second quarter last year.”

Non-Interest Income up from Second Quarter 2015

First Defiance’s non-interest income for the second quarter of 2016 was $8.6 million compared with $7.8 million in the second quarter of 2015. The second quarter of 2016 included gains of $227,000 from the sale of securities, compared to no gains or losses in the second quarter of 2015.

Mortgage banking income was $1.8 million in the second quarter of 2016, even with $1.8 million in the second quarter of 2015. Mortgage originations totaled $76.0 million in the second quarter of 2016, up seasonally from the first quarter of 2016 but down slightly from $76.9 million in the same quarter last year. Gains from the sale of mortgage loans increased in the second quarter of 2016 to $1.4 million from $1.2 million in the second quarter of 2015. Mortgage loan servicing revenue was $876,000 in the second quarter of 2016, up slightly from $852,000 in the second quarter of 2015. First Defiance had a negative change in the valuation adjustment in mortgage servicing assets of $104,000 in the second quarter of 2016 compared with a positive adjustment of $141,000 in the second quarter of 2015. In addition, gains on the sale of non-mortgages, which include SBA and FSA loans, totaled $411,000 in the second quarter 2016 compared to $197,000 in the second quarter 2015.

For the second quarter of 2016, commissions from the sale of insurance products was $2.5 million, up from $2.3 million in the second quarter of 2015; and service fees and other charges were $2.8 million in the second quarter of 2016, up from $2.7 million in the second quarter of 2015. Trust income was $409,000 in the second quarter of 2016, up 11.4% from $367,000 in the second quarter of 2015.

“Non-interest income growth this quarter included contributions from all major business lines with mortgage banking, service fees, insurance commissions and trust income all reflecting solid increases in core revenues over the second quarter last year,” continued Hileman. “Total non-interest income, excluding securities gains, rose 6.9% over this same period in the prior year.”

Non-Interest Expenses up from Second Quarter 2015

Total non-interest expense was $17.3 million in the second quarter of 2016, an increase from $16.8 million in the second quarter of 2015. Compensation and benefits increased to $9.8 million in the second quarter of 2016, compared to $9.2 million in the second quarter of 2015. The increase in compensation and benefits from a year ago is mainly related to merit increases, staff additions to support growth strategies and higher medical insurance costs. Occupancy expense was $1.8 million and data processing costs were $1.6 million, both even with the second quarter of 2015. Other non-interest expense of $3.2 million in the second quarter of 2016 was down from $3.3 million in the second quarter of 2015, primarily due to OREO write-downs of $182,000 in the second quarter of 2015 compared to none in the second quarter of 2016.

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Credit Quality

Non-performing loans totaled $16.4 million at June 30, 2016, a decrease from $16.7 million at June 30, 2015. In addition, First Defiance had $1.1 million of real estate owned at June 30, 2016 compared to $5.4 million at June 30, 2015. Accruing troubled debt restructured loans were $9.6 million at June 30, 2016 compared with $22.2 million at June 30, 2015. For the second quarter of 2016, First Defiance recorded net recoveries of $227,000, compared to net recoveries of $82,000 in the second quarter of 2015. The allowance for loan loss as a percentage of total loans was 1.39% at June 30, 2016 compared with 1.49% at June 30, 2015.

The second quarter 2016 results include a provision for loan losses of $53,000 compared with no provision expense for the same period in 2015.

“We are pleased that our credit quality continues to strengthen as we grow our loan portfolio,” said Hileman. “Our total non-performing assets declined in the second quarter to 0.73% of total assets and reflect a 20.8% decrease from a year ago. In addition, our allowance for loan losses coverage of our non-performing loans now stands at 158.0%.”

Year-To-Date Results

For the six-month period ended June 30, 2016, net income totaled $14.4 million, or $1.59 per diluted common share, compared to $13.2 million, or $1.39 per diluted common share for the six months ended June 30, 2015.

The year-to-date net income for 2016 includes the second quarter adoption of ASU 2016-09, Improvements to Employee Share-based Payment Accounting. As a result of adoption, the first quarter 2016 net income was restated to reflect a $99,000 reduction to tax expense, which increased first quarter of 2016 net income by $99,000, or $0.01 per diluted common share.

Net interest income was $38.6 million for the first six months of 2016 compared with $36.6 million in the first six months of 2015. Average interest-earning assets increased to $2.126 billion in the first six months of 2016, compared to $1.975 billion in the first six months of 2015. Net interest margin for the first six months of 2016 was 3.75%, down 9 basis points from the 3.84% margin reported in the six month period ended June 30, 2015.

The provision for loan losses in the first six months of 2016 was $417,000, compared to $120,000 recorded during the first six months of 2015.

Non-interest income for the first six months of 2016 was $17.2 million, compared to $16.1 million during the same period of 2015. Service fees and other charges were $5.4 million for the first six months of 2016, up from $5.2 million during the same period of 2015. Mortgage banking income decreased to $3.3 million for the first six months of 2016, compared with $3.6 million during the same period of 2015. Insurance commissions rose to $5.6 million for the first six months of 2016, compared with $5.5 million for the same period of 2015. Non-interest income for the first six months of 2016 included $358,000 of gains on the sale of securities compared with no securities gains or losses during the same period of 2015.

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Non-interest expense was $34.6 million for the first six months of 2016, up from $33.7 million for the same period of 2015. Compensation and benefits expense was $20.0 million for the first six months of 2016 compared with $18.1 million during the same period of 2015. The increase in compensation and benefits over the prior year is mainly related to merit increases, staff additions to support growth strategies and higher medical insurance costs. Expenses also included an increase in occupancy of $40,000 and decreases in FDIC insurance premiums of $14,000, data processing of $20,000, amortization of intangibles of $75,000 and other expenses of $854,000. The decrease in other expenses was due to $705,000 of OREO write-downs in 2015 compared to only $53,000 in 2016 and lower management consulting costs.

Total Assets at $2.4 Billion

Total assets at June 30, 2016 were $2.41 billion compared to $2.30 billion at December 31, 2015 and $2.20 billion at June 30, 2015. Loans receivable (excluding loans held for sale) were $1.86 billion at June 30, 2016 compared to $1.80 billion at December 31, 2015 and $1.71 billion at June 30, 2015. Total cash and cash equivalents were $130.5 million at June 30, 2016 compared with $79.8 million at December 31, 2015 and $65.6 million at June 30, 2015. Also, at June 30, 2016, goodwill and other intangible assets totaled $63.4 million compared to $63.7 million at December 31, 2015 and $63.5 million at June 30, 2015.

Total deposits at June 30, 2016 were $1.92 billion compared with $1.84 billion at December 31, 2015 and $1.76 billion at June 30, 2015. Non-interest bearing deposits at June 30, 2016 were $442.8 million compared to $420.7 million at December 31, 2015 and $379.0 million at June 30, 2015. Total stockholders’ equity was $286.6 million at June 30, 2016 compared to $280.2 million at December 31, 2015 and $276.0 million at June 30, 2015.

Dividend to be Paid August 26

The Board of Directors declared a quarterly cash dividend of $0.22 per common share payable August 26, 2016 to shareholders of record at the close of business on August 19, 2016. The dividend represents an annual dividend of 2.23 percent based on the First Defiance common stock closing price on July 15, 2016. First Defiance has approximately 8,971,418 common shares outstanding.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. ET on Tuesday, July 19, 2016 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-444-1726. In addition, a live webcast may be accessed at http://services.choruscall.com/links/ fdef160719.

Audio replay of the Internet Webcast will be available at www.fdef.com until July 19, 2017 at 9:00 a.m. ET.

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First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal Bank operates 34 full-service branches and numerous ATM locations in northwest Ohio, southeast Michigan and northeast Indiana and a loan production office in Columbus, Ohio. First Insurance Group is a full-service insurance agency with six offices throughout northwest Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which First Defiance and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the year ended December 31, 2015. One or more of these factors have affected or could in the future affect First Defiance's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by First Defiance or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of First Defiance. We assume no obligation to update any forward-looking statements.

As required by U.S. GAAP, First Defiance will evaluate the impact of subsequent events through the issuance date of its June 30, 2016 consolidated financial statements as part of its Quarterly Report on Form 10-Q to be filed with the SEC. Accordingly, subsequent events could occur that may cause First Defiance to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

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Consolidated Balance Sheets (Unaudited)

First Defiance Financial Corp.

	June 30,	December 31,
(in thousands)	2016	2015

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$46,546	$38,769
Interest-bearing deposits	84,000	41,000
	130,546	79,769
Securities
Available-for sale, carried at fair value	227,974	236,435
Held-to-maturity, carried at amortized cost	198	243
	228,172	236,678

Loans	1,861,403	1,802,217
Allowance for loan losses	(25,948)	(25,382)
Loans, net	1,835,455	1,776,835
Loans held for sale	13,142	5,523
Mortgage servicing rights	9,136	9,248
Accrued interest receivable	6,421	6,171
Federal Home Loan Bank stock	13,800	13,801
Bank Owned Life Insurance	52,369	51,908
Office properties and equipment	37,571	38,166
Real estate and other assets held for sale	1,079	1,321
Goodwill	61,798	61,798
Core deposit and other intangibles	1,567	1,871
Other assets	18,543	14,587
Total Assets	$2,409,599	$2,297,676

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$442,811	$420,691
Interest-bearing deposits	1,477,459	1,415,446
Total deposits	1,920,270	1,836,137
Advances from Federal Home Loan Bank	84,425	59,902
Notes payable and other interest-bearing liabilities	52,989	57,188
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	1,775	2,674
Deferred Taxes	1,885	877
Other liabilities	25,556	24,618
Total Liabilities	2,122,983	2,017,479
Stockholders’ Equity
Preferred stock	-	-
Common stock, net	127	127
Common stock warrant	-	-
Additional paid-in-capital	125,877	125,734
Accumulated other comprehensive income	5,020	3,622
Retained earnings	230,132	219,737
Treasury stock, at cost	(74,540)	(69,023)
Total stockholders’ equity	286,616	280,197
Total Liabilities and Stockholders’ Equity	$2,409,599	$2,297,676

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Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2016	2015	2016	2015
Interest Income:
Loans	$19,666	$18,139	$38,978	$36,026
Investment securities	1,543	1,721	3,173	3,413
Interest-bearing deposits	134	41	183	80
FHLB stock dividends	137	136	276	275
Total interest income	21,480	20,037	42,610	39,794
Interest Expense:
Deposits	1,545	1,312	2,978	2,584
FHLB advances and other	321	173	618	283
Subordinated debentures	182	150	357	297
Notes Payable	36	37	73	75
Total interest expense	2,084	1,672	4,026	3,239
Net interest income	19,396	18,365	38,584	36,555
Provision for loan losses	53	-	417	120
Net interest income after provision for loan losses	19,343	18,365	38,167	36,435
Non-interest Income:
Service fees and other charges	2,799	2,690	5,443	5,219
Mortgage banking income	1,764	1,793	3,303	3,568
Gain on sale of non-mortgage loans	411	197	456	233
Gain on sale of securities	227	-	358	-
Insurance commissions	2,504	2,344	5,640	5,483
Trust income	409	367	836	725
Income from Bank Owned Life Insurance	230	212	461	420
Other non-interest income	231	206	714	443
Total Non-interest Income	8,575	7,809	17,211	16,091
Non-interest Expense:
Compensation and benefits	9,770	9,182	19,955	18,105
Occupancy	1,828	1,809	3,613	3,573
FDIC insurance premium	329	319	656	670
Financial institutions tax	447	411	893	893
Data processing	1,641	1,599	3,101	3,121
Amortization of intangibles	147	162	304	379
Other non-interest expense	3,185	3,314	6,099	6,953
Total Non-interest Expense	17,347	16,796	34,621	33,694
Income before income taxes	10,571	9,378	20,757	18,832
Income taxes	3,307	2,815	6,324	5,668
Net Income	$7,264	$6,563	$14,433	$13,164

Earnings per common share:
Basic	$0.81	$0.71	$1.61	$1.42
Diluted	$0.80	$0.70	$1.59	$1.39

Average Shares Outstanding:
Basic	8,968	9,268	8,981	9,251
Diluted	9,036	9,349	9,050	9,483

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Financial Summary and Comparison (Unaudited)

First Defiance Financial Corp.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(dollars in thousands, except per share data)	2016	2015	% change	2016	2015	% change
Summary of Operations

Tax-equivalent interest income (1)	$21,940	$20,516	6.9%	$43,545	$40,737	6.9%
Interest expense	2,084	1,672	24.6	4,026	3,239	24.3
Tax-equivalent net interest income (1)	19,856	18,844	5.4	39,519	37,498	5.4
Provision for loan losses	53	-	NM	417	120	247.5
Tax-equivalent NII after provision for loan loss (1)	19,803	18,844	5.1	39,102	37,378	4.6
Investment Securities gains	227	-	NM	358	-	NM
Non-interest income (excluding securities gains/losses)	8,348	7,809	6.9	16,853	16,091	4.7
Non-interest expense	17,347	16,796	3.3	34,621	33,694	2.8
Income taxes	3,307	2,815	17.5	6,324	5,668	11.6
Net Income	7,264	6,563	10.7	14,433	13,164	9.6
Tax equivalent adjustment (1)	460	479	(4.0)	935	943	(0.8)
At Period End
Assets	2,409,599	2,196,510	9.7
Earning assets	2,200,517	1,998,580	10.1
Loans	1,861,403	1,705,716	9.1
Allowance for loan losses	25,948	25,384	2.2
Deposits	1,920,270	1,763,390	8.9
Stockholders’ equity	286,616	276,028	3.8
Average Balances
Assets	2,391,064	2,212,603	8.1	2,352,634	2,196,281	7.1
Earning assets	2,162,574	1,991,830	8.6	2,125,573	1,975,146	7.6
Loans	1,828,984	1,673,750	9.3	1,812,592	1,660,404	9.2
Deposits and interest-bearing liabilities	2,079,442	1,909,372	8.9	2,042,429	1,890,622	8.0
Deposits	1,903,139	1,780,912	6.9	1,869,242	1,770,647	5.6
Stockholders’ equity	282,573	274,239	3.0	280,812	277,078	1.3
Stockholders’ equity / assets	11.82%	12.39%	(4.7)	11.94%	12.62%	(5.4)
Per Common Share Data
Net Income
Basic	$0.81	$0.71	14.1	$1.61	$1.42	13.4
Diluted	0.80	0.70	14.3	1.59	1.39	14.4
Dividends	0.22	0.20	10.0	0.44	0.375	17.3
Market Value:
High	$41.21	$38.21	7.9	$41.21	$38.21	7.9
Low	37.53	32.42	15.8	34.80	29.05	19.8
Close	38.85	37.53	3.5	38.85	37.53	3.5
Common Book Value	31.95	29.76	7.4	31.95	29.76	7.4
Tangible Common Book Value	24.89	22.91	8.6	24.89	22.91	8.6
Shares outstanding, end of period (000)	8,971	9,275	(3.3)	8,971	9,275	(3.3)
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.71%	3.81%	(2.7)	3.75%	3.84%	(2.4)
Return on average assets	1.22%	1.19%	2.7	1.23%	1.21%	2.1
Return on average equity	10.34%	9.60%	7.7	10.34%	9.58%	7.9
Efficiency ratio (2)	61.51%	63.02%	(2.4)	61.42%	62.87%	(2.3)
Effective tax rate	31.28%	30.02%	4.2	30.47%	30.10%	1.2
Dividend payout ratio (basic)	27.16%	28.17%	(3.6)	27.33%	26.41%	3.5

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

NM Percentage change not meaningful

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Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(dollars in thousands)	2016	2015	2016	2015

Gain from sale of mortgage loans	$1,426	$1,246	$2,420	$2,531
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	876	852	1,753	1,727
Amortization of mortgage servicing rights	(434)	(446)	(745)	(857)
Mortgage servicing rights valuation adjustments	(104)	141	(125)	167
	338	547	883	1,037
Total revenue from sale and servicing of mortgage loans	$1,764	$1,793	$3,303	$3,568

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Yield Analysis

First Defiance Financial Corp.

	Three Months Ended June 30,
	(dollars in thousands)
	2016			2015
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate(2)	Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$1,828,984	$19,716	4.34%	$1,673,750	$18,186	4.36%
Securities	224,494	1,953	3.62%	245,539	2,153	3.63%
Interest Bearing Deposits	95,296	134	0.57%	58,739	41	0.28%
FHLB stock	13,800	137	3.99%	13,802	136	3.95%
Total interest-earning assets	2,162,574	21,940	4.10%	1,991,830	20,516	4.15%
Non-interest-earning assets	228,490			220,773
Total assets	$2,391,064			$2,212,603
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,463,086	$1,545	0.42%	$1,397,966	$1,312	0.38%
FHLB advances and other	84,506	321	1.53%	39,578	173	1.75%
Subordinated debentures	36,141	182	2.03%	36,128	150	1.67%
Notes payable	55,656	36	0.26%	52,754	37	0.28%
Total interest-bearing liabilities	1,639,389	2,084	0.51%	1,526,426	1,672	0.44%
Non-interest bearing deposits	440,053	-	-	382,946	-	-
Total including non-interest-bearing demand deposits	2,079,442	2,084	0.40%	1,909,372	1,672	0.35%
Other non-interest-bearing liabilities	29,049			28,992
Total liabilities	2,108,491			1,938,364
Stockholders' equity	282,573			274,239
Total liabilities and stockholders' equity	$2,391,064			$2,212,603
Net interest income; interest rate spread		$19,856	3.59%		$18,844	3.71%
Net interest margin (3)			3.71%			3.81%
Average interest-earning assets to average interest bearing liabilities			132%			130%

	Six Months Ended June 30,
	2016			2015
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
Interest-earning assets:
Loans receivable	$1,812,592	$39,079	4.34%	$1,660,404	$36,118	4.39%
Securities	229,154	4,007	3.64%	243,281	4,264	3.65%
Interest Bearing Deposits	70,026	183	0.53%	57,659	80	0.28%
FHLB stock	13,801	276	4.02%	13,802	275	4.02%
Total interest-earning assets	2,125,573	43,545	4.13%	1,975,146	40,737	4.18%
Non-interest-earning assets	227,061			221,135
Total assets	$2,352,634			$2,196,281
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,441,783	$2,978	0.42%	$1,396,114	$2,584	0.37%
FHLB advances and other	81,598	618	1.52%	30,534	283	1.87%
Subordinated debentures	36,140	357	2.00%	36,129	297	1.66%
Notes payable	55,449	73	0.27%	53,312	75	0.28%
Total interest-bearing liabilities	1,614,970	4,026	0.50%	1,516,089	3,239	0.43%
Non-interest bearing deposits	427,459	-	-	374,533	-	-
Total including non-interest-bearing demand deposits	2,042,429	4,026	0.40%	1,890,622	3,239	0.35%
Other non-interest-bearing liabilities	29,393			28,581
Total liabilities	2,071,822			1,919,203
Stockholders' equity	280,812			277,078
Total liabilities and stockholders' equity	$2,352,634			$2,196,281
Net interest income; interest rate spread		$39,519	3.63%		$37,498	3.75%
Net interest margin (3)			3.75%			3.84%
Average interest-earning assets to average interest bearing liabilities			132%			130%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	2nd Qtr 2016	1st Qtr 2016	4th Qtr 2015	3rd Qtr 2015	2nd Qtr 2015
Summary of Operations
Tax-equivalent interest income (1)	$21,940	$21,605	$21,256	$20,748	$20,516
Interest expense	2,084	1,942	1,809	1,733	1,672
Tax-equivalent net interest income (1)	19,856	19,663	19,447	19,015	18,844
Provision for loan losses	53	364	43	(27)	-
Tax-equivalent NII after provision for loan losses (1)	19,803	19,299	19,404	19,042	18,844
Investment securities gains, net of impairment	227	131	22	-	-
Non-interest income (excluding securities gains/losses)	8,348	8,505	7,708	7,982	7,809
Non-interest expense	17,347	17,274	17,347	16,848	16,796
Income taxes	3,307	3,017	2,744	2,998	2,815
Net income	7,264	7,169	6,563	6,696	6,563
Tax equivalent adjustment (1)	460	475	480	482	479
At Period End
Total assets	$2,409,599	$2,358,931	$2,297,676	$2,228,281	$2,196,510
Earning assets	2,200,517	2,158,177	2,099,219	2,030,218	1,998,580
Loans	1,861,403	1,824,986	1,802,217	1,733,538	1,705,716
Allowance for loan losses	25,948	25,668	25,382	25,209	25,384
Deposits	1,920,270	1,871,157	1,836,137	1,793,053	1,763,390
Stockholders’ equity	286,616	280,418	280,197	278,556	276,028
Stockholders’ equity / assets	11.89%	11.89%	12.19%	12.50%	12.57%
Goodwill	61,798	61,798	61,798	61,798	61,525
Average Balances
Total assets	$2,391,064	$2,314,203	$2,276,060	$2,222,843	$2,212,603
Earning assets	2,162,574	2,088,582	2,051,331	2,000,284	1,991,830
Loans	1,828,984	1,796,200	1,732,472	1,696,370	1,673,750
Deposits and interest-bearing liabilities	2,079,442	2,005,395	1,967,199	1,918,587	1,909,372
Deposits	1,903,139	1,835,345	1,823,396	1,786,814	1,780,912
Stockholders’ equity	282,573	279,051	279,192	277,235	274,239
Stockholders’ equity / assets	11.82%	12.06%	12.27%	12.47%	12.39%
Per Common Share Data
Net Income:
Basic	$0.81	$0.80	$0.72	$0.72	$0.71
Diluted	0.80	0.79	0.71	0.72	0.70
Dividends	0.22	0.22	0.200	0.200	0.200
Market Value:
High	$41.21	$40.98	$42.46	$39.95	$38.21
Low	37.53	34.80	35.01	35.03	32.42
Close	38.85	38.41	37.78	36.56	37.53
Common Book Value	31.95	31.29	30.78	30.37	29.76
Shares outstanding, end of period (in thousands)	8,971	8,961	9,102	9,172	9,275
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.71%	3.80%	3.77%	3.78%	3.81%
Return on average assets	1.22%	1.25%	1.14%	1.20%	1.19%
Return on average equity	10.34%	10.33%	9.33%	9.58%	9.60%
Efficiency ratio (2)	61.51%	61.32%	63.88%	62.41%	63.02%
Effective tax rate	31.28%	29.62%	29.48%	30.93%	30.02%
Common dividend payout ratio (basic)	27.16%	27.50%	27.78%	27.78%	28.17%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	2nd Qtr 2016	1st Qtr 2016	4th Qtr 2015	3rd Qtr 2015	2nd Qtr 2015
Loan Portfolio Composition
One to four family residential real estate	$206,861	$208,818	$205,330	$205,370	$205,044
Construction	161,282	145,635	163,877	129,230	140,114
Commercial real estate	1,001,315	989,468	948,428	922,207	885,125
Commercial	428,599	412,911	419,349	402,681	401,247
Consumer finance	16,690	15,679	16,281	15,774	14,911
Home equity and improvement	116,685	116,856	116,962	113,781	109,694
Total loans	1,931,432	1,889,367	1,870,227	1,789,043	1,756,135
Less:
Undisbursed loan funds	68,850	63,267	66,902	54,484	49,477
Deferred loan origination fees	1,179	1,114	1,108	1,021	942
Allowance for loan loss	25,948	25,668	25,382	25,209	25,384
Net Loans	$1,835,455	$1,799,318	$1,776,835	$1,708,329	$1,680,332

Allowance for loan loss activity
Beginning allowance	$25,668	$25,382	$25,209	$25,384	$25,302
Provision for loan losses	53	364	43	(27)	-
Credit loss charge-offs:
One to four family residential real estate	37	55	8	185	11
Commercial real estate	0	13	103	64	146
Commercial	18	336	0	43	23
Consumer finance	18	0	32	5	13
Home equity and improvement	66	30	10	110	187
Total charge-offs	139	434	153	407	380
Total recoveries	366	356	282	259	462
Net charge-offs (recoveries)	(227)	78	(129)	148	(82)
Ending allowance	$25,948	$25,668	$25,382	$25,209	$25,384

Credit Quality
Total non-performing loans (1)	$16,423	$17,707	$16,261	$16,612	$16,737
Real estate owned (REO)	1,079	1,111	1,321	4,936	5,371
Total non-performing assets (2)	$17,502	$18,818	$17,582	$21,548	$22,108
Net charge-offs (recoveries)	(227)	78	(129)	148	(82)

Restructured loans, accruing (3)	9,648	11,284	11,178	13,786	22,234

Allowance for loan losses / loans	1.39%	1.41%	1.41%	1.45%	1.49%
Allowance for loan losses / non-performing assets	148.26%	136.40%	144.36%	116.99%	114.82%
Allowance for loan losses / non-performing loans	158.00%	144.96%	156.09%	151.75%	151.66%
Non-performing assets / loans plus REO	0.94%	1.03%	0.97%	1.24%	1.29%
Non-performing assets / total assets	0.73%	0.80%	0.77%	0.97%	1.01%
Net charge-offs / average loans (annualized)	-0.05%	0.02%	-0.03%	0.03%	-0.02%

Deposit Balances
Non-interest-bearing demand deposits	$442,811	$426,053	$420,691	$392,103	$378,970
Interest-bearing demand deposits and money market	805,550	783,016	767,201	745,233	722,813
Savings deposits	240,316	233,546	219,655	216,613	218,055
Retail time deposits less than $100,000	277,904	279,376	278,707	282,331	284,471
Retail time deposits greater than $100,000	153,689	149,166	149,883	156,773	159,081
Total deposits	$1,920,270	$1,871,157	$1,836,137	$1,793,053	$1,763,390

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

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Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans

June 30, 2016
One to four family residential real estate	$206,861	$203,534	$619	$2,708
Construction	161,282	161,282	-	-
Commercial real estate	1,001,315	988,342	2,174	10,799
Commercial	428,599	424,107	2,269	2,223
Consumer finance	16,690	16,629	45	16
Home equity and improvement	116,685	115,376	632	677
Total loans	$1,931,432	$1,909,270	$5,739	$16,423

December 31, 2015
One to four family residential real estate	$205,330	$201,806	$914	$2,610
Construction	163,877	163,877	-	-
Commercial real estate	948,428	937,844	736	9,848
Commercial	419,349	416,114	157	3,078
Consumer finance	16,281	16,215	30	36
Home equity and improvement	116,962	115,465	808	689
Total loans	$1,870,227	$1,851,321	$2,645	$16,261

June 30, 2015
One to four family residential real estate	$205,044	$201,629	$473	$2,942
Construction	140,114	140,114	-	-
Commercial real estate	885,125	872,654	2,685	9,786
Commercial	401,247	397,653	148	3,446
Consumer finance	14,911	14,885	16	10
Home equity and improvement	109,694	108,238	903	553
Total loans	$1,756,135	$1,735,173	$4,225	$16,737

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